One Corporate Center
Rye, NY 10580-1435
Tel. (914) 921-3700 Fax (914) 921-5060               Gabelli & Company, Inc.
http://www.gabe11i.com
info@gabellixom


                                                      November 11, 1998

CONFIDENTIAL

Mr. Robert E. Dolan
Lynch Corporation
401 Theodore Fremd Avenue
Rye, New York 10580

Dear Mr. Dolan:


     We are pleased to confirm the arrangements under which Gabelli & Company, Inc. ("Gabelli") is engaged on a non-exclusive basis by Lynch Corporation (the "Company") as financial advisor to assist the Company in the realization of the value of its investments in Coronet Communications Company and Capital Communications Company, Inc. in one or more transactions (each, a "Transaction").

     We understand that the Company's objective is to maximize the after-tax return on investment in these properties and that it seeks the optimum balance between maximum selling price and minimal tax consequences. This could include an arrangement whereby the Company would retain a small equity stake therefore deferring some taxes.

     Gabelli will use its broadcasting industry expertise to network with its industry contacts to identify one or more suitable buyers, subject to any of Gabelli's regulatory constraints. Ms. Laura Linehan will be assigned initially to this project.

     In the event that a Transaction is consummated with a party contacted by Gabelli, the Company agrees to pay Gabelli a fee (the "Fee") equal to 0.75% of the total consideration received by the Company and/or its subsidiaries. The Fee shall be payable in cash at the closing of any Transaction. In the event that the Company does not receive the majority of the total consideration in cash, however, Gabelli agrees to negotiate with the Company regarding alternative arrangements for payment. In addition, if a Transaction is consummated with a party contacted by Gabelli, you agree to reimburse Gabelli for its out-of-pocket expenses, which shall not exceed $5,000 without your prior written approval, plus any sales, use or similar taxes arising in connection with our engagement. Gabelli, however, shall not be entitled to the Fee or its expenses if a Transaction is consummated with a buyer found by Mr. Lombardo, his companies or their advisers.

     In the event that the consideration received in a Transaction is paid in whole OF in part in the form of securities or other assets, the value of such securities or other assets, for purposes of calculating the Fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the consummation of the Transaction; provided, that if such consideration includes securities with an existing liquid public trading market, the value thereof shall be determined by the last sales price for such securities on the last trading day thereof prior to such consummation, In connection with engagements such as this, it is our policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this letter.

     This Agreement will terminate on June 30, 1999, unless extended by both parties in writing. We shall, however, be entitled to the Fee in the event that on or prior to June 30, 1999, there is an understanding or agreement regarding a Transaction with a party contacted by Gabelli and such Transaction is consummated prior to June 30, 2000.

     Please note that any written or oral advice provided by Gabelli in connection with our engagement is exclusively for the information of the Board of Directors and senior management of the Company and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent.

     As you know, Gabelli is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and other companies which may be the subject of the engagement by this letter.

     Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Gabelli shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party without the consent of the Company.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt. We are delighted to accept this engagement and look forward to working with you on this assignment. Very truly yours,

                                                     GABELLI & COMPANY, INC.


                                                     Stephen G. Bondi

LYNCH CORPORATION

By:____________________________
Name: Robert E. Dolan
Title:   Chief Financial Officer

Annex A

In the event that Gabelli becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of either our engagement or any matter referred to in this letter, the Company periodically will reimburse Gabelli for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that in the event a final judicial determination is made that such action, proceeding or investigation resulted from the gross negligence or bad faith of Gabelli it will remit to the Company any amounts reimbursed pursuant hereto. The Company also will indemnify and hold Gabelli harmless against any and all losses, claims, damages or liabilities to any such pet-son in connection with or as a result of either our engagement or any matter referred to in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Gabelli in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Gabelli or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Gabelli as a result of such loss, claim, damage or liability ill such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Gabelli oil the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Gabelli with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Gabelli and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Gabelli and any such affiliate, and shall be binding upon and inure to the benefit of ally successors, assigns, heirs and personal representatives of the Company, Gabelli, any such affiliate and any such pet-sons. The Company also agrees that neither Gabelli nor any such affiliates, partners, directors, agents, employees and controlling persons shall have any liability to the Company or any person asserting claims oil behalf of or in right of the Company ill connection with or as a result of either our engagement or any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Gabelli in performing the services that are the subject of this letter. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A (other than a transaction in which the Company receives consideration deemed fair by the Board of Directors of the Company for the assets transferred or the proposed division of the Company into two separate companies pursuant to a spin-off, the Company will notify Gabelli in writing thereof (if not previously so notified) and, if requested by Gabelli, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this paragraph, including the assumption of such obligations by another party, insurance, surety bonds or the creation of all escrow, in each case in an amount and upon terms and conditions satisfactory to Gabelli. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either our engagement or any matter referred to in this letter is hereby waived by the parties hereto. The provisions of this Annex A shall survive any termination or completion of the engagement provided by this letter agreement, and this letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.